Versus Capital Advisors LLC &

Versus Capital Multi-Manager Real Estate Income Fund LLC

Joint Personal Investment and Trading Policy,

Statement on Insider Trading

and

Code of Ethics

August 24, 2011,

Updated August 15, 2012

Updated September 15, 2013

December 18, 2014

December 31, 2015

	Table of Contents
I.	INTRODUCTION	1
II.	DEFINITIONS	2
III.	PERSONAL INVESTMENT AND TRADING POLICY	6
IV.	PERSONAL INVESTMENT AND TRADING VIOLATION POLICY	9
V.	REPORTING	10
VI.	FUND REQUIREMENTS UNDER SARBANES-OXLEY ACT OF 2002	122
VII.	ADMINISTRATION AND PROCEDURAL MATTERS RELATING TO THE FUND	13
VIII.	STATEMENT ON INSIDER TRADING	14
IX.	POLICY ON GIFTS	17
X.	POLICY ON ENTERTAINMENT	17
XI.	COMPLIANCE	18
XII.	RETENTION OF RECORDS	18
XIII.	NOTICES.	19
XIV.	REVIEW.	19
XV.	ALTERNATE DESIGNEE	19

Exhibit I:	ACKNOWLEDGMENT AND CERTIFICATION
Exhibit II:	INITIAL REPORT OF COVERED PERSON’S PERSONAL SECURITIES HOLDINGS
Exhibit III:	ANNUAL REPORT
Exhibit IV:	ACKNOWLEDGMENT AND CERTIFICATION
Exhibit V:	QUARTERLY BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION
	REPORT
Exhibit VI:	LETTER OF DIRECTION
Exhibit VII:	TRADE PRE-CLEARANCE FORM
Exhibit VIII:	ANNUAL CERTIFICATION OF COMPLIANCE
Exhibit IX:	CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL
	OFFICERS

I.	INTRODUCTION
	A.	General Statement
	Versus	Capital Advisors LLC (the “Adviser”) and Versus Capital Multi-Manager Real Estate
	Income	Fund (the “Fund”) intend to maintain a reputation for conducting their business
	activities	in the highest ethical and professional manner. Such a reputation for integrity is
	considered	an important asset and instrumental in the success of their business. Each employee,
	officer	and director - whatever his or her position - is responsible for upholding high ethical and
	professional	standards. This includes a commitment to conducting their business in accordance
	with	applicable laws, rules and regulations and the highest standards of business ethics, and to
	full	and accurate financial disclosure in compliance with applicable law. As such, the Adviser,
	the	Fund and their Covered Persons must not act or behave in any manner or engage in any
	activity	that (1) creates even the suspicion or appearance of the misuse of material, nonpublic
	information	by the Adviser, the Fund or any Covered Person, (2) gives rise to, or appears to give
	rise	to, any breach of fiduciary duty owed to any client or investor, or (3) creates any actual or
	potential	conflict of interest, or even the appearance of a conflict of interest, between any client
	or	investor, on the one hand, and the Adviser, the Fund or any Covered Person, on the other hand.
	The	general fiduciary principles that govern the personal trading activities of a Covered Person
	are	as follows:
(a) the duty at all times to place the interests of Clients, including those of the Fund first; (b) therequirementthatallpersonalsecuritiestransactionsbeconductedinamannerthat does not interfere with Clients’ portfolio transactions (as applicable) so as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

(c)	the prevention of any improper use of material non-public information about securities recommendations made by the Adviser or the Fund or securities holdings of Clients; and
(d)	the fundamental standard that Covered Persons should not take inappropriate or unfair advantage of their relationship with Clients.

In addition, the Federal Securities Laws require that investment advisers and registered investment companies maintain a record of every transaction in any Security (with certain exceptions, as described below) in which any Covered Person acquires or disposes of Beneficial Ownership of such Security and such Security is or was held in an account over which the Covered Person has direct or indirect influence or control. Given the current size of their operations, the Adviser and the Fund have chosen to require reporting of transactions, as well as pre-approval of certain transactions, for all Covered Persons, rather than only Access Persons.

The Adviser and the Fund have developed the Joint Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics Pursuant to Rules 204A-1 and 204-2 under the Investment Advisers Act, and Rule 17j-1 under the Investment Company Act (the “Joint Code of Ethics”) relating to the prevention and detection of insider trading and personal trading in Securities and the reporting of such personal trading in Securities in order to ensure that each Covered Person satisfies the requirements of this Joint Code of Ethics.

B.	Requirements of this Joint Code of Ethics
	1.	Duty to Comply with Applicable Laws.
All Covered Persons are required to comply with the Federal Securities Laws, including Rules 204A-1 and 204-2 under the Investment Advisers Act, as amended, and Rule 17j-1 under the Investment Company Act, as amended, the fiduciary duty owed by the Adviser and the Fund to their Clients, and this Joint Code of Ethics.
	2.	Duty to Report Violations.
Each Covered Person is required by law to promptly notify the Chief Compliance Officer in the event such Covered Person knows or has reason to believe that such Covered Person or any other Covered Person has violated any provision of this Joint Code of Ethics. (If a Covered Person knows or has reason to believe that the Chief Compliance Officer has violated any provision of this Joint Code of Ethics, such Covered Person must promptly notify the Chief Investment Officer and is not required to so notify the Chief Compliance Officer).
The Adviser and the Fund are committed to fostering a culture of compliance. The Adviser and the Fund therefore urge their Covered Persons to contact the Chief Compliance Officer if he or she believes that he or she has any reason to do so. Covered Persons will not be penalized and his or her status at the Adviser and the Fund will not be jeopardized by communicating with the Chief Compliance Officer. Reports of violations or suspected violations also may be submitted anonymously to the Chief Compliance Officer. Any retaliatory action taken against any person who reports a violation or a suspected violation of this Joint Code of Ethics is itself a violation of this Joint Code of Ethics and cause for appropriate corrective action, including dismissal.
	Duty	to Provide Copy of the Code of Ethics and Related Certification.

The Adviser and the Fund shall provide all Covered Persons with a copy of this Joint Code of Ethics and all subsequent amendments hereto. By law, all Covered Persons must in turn provide written acknowledgement to the Compliance Officer of their initial receipt and review of this Joint Code of Ethics, their annual review of this Joint Code of Ethics and their receipt and review of any subsequent amendments to this Joint Code of Ethics.

II. DEFINITIONS

Access Person of the Adviser. The term “Access Person” as it relates to the Adviser means (i) any Covered Person who (1) has access to nonpublic information regarding a Client’s purchase or sale of securities; (2) has access to nonpublic information regarding the portfolio holdings of any Client; (3) is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic and (ii) all of the directors and officers of the Adviser. By way of example, Access Persons include portfolio management personnel and service representatives who communicate investment advice to Clients. Administrative, technical, and clerical personnel may also be Access Persons if their functions or duties provide them with access to nonpublic information. For the avoidance of doubt, all Covered Persons of the Adviser shall be deemed Access Persons unless the Compliance Officer notifies a Covered Person that such Covered Person is not an Access Person.

Access Person of the Fund. The term “Access Person” as it relates to the Fund means the following (i) any employee of the Fund or the Adviser or of any Fund in a control relationship to the Fund or the Adviser who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or the Adviser or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations with respect to the Fund regarding the purchase or sale of securities; (ii) any director or officer of the Fund or any officer or member of the Adviser, regardless of whether such director, officer or member is an Access Person of the Adviser (as defined above); and (iii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities.

Adviser. The term “Adviser” means Versus Capital Advisors LLC, an investment adviser registered with the SEC.

Advisers Act. The term “Advisers Act” means the Investment Advisers Act of 1940, as amended.

Automatic Investment Plan. An “Automatic Investment Plan” is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts according to a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership. Covered Persons will be considered to have “Beneficial Ownership” in a Security if: (i) he or she has a Pecuniary Interest in such Security; (ii) he or she has voting power with respect to the Security, meaning the power to vote or direct the voting of such Security; or (iii) he or she has the power to dispose, or direct the disposition of, such Security. If a Covered Person has any question about whether an interest in a Security or an account constitutes Beneficial Ownership of that Security, such Covered Person should contact the Compliance Officer.

Client. The term “Client” means any investment vehicle, including the Fund, advised or managed by the Adviser and the owner of any separate account managed by the Adviser.

Commission. The term “Commission” means the U.S. Securities and Exchange Commission (“SEC”).

Chief Compliance Officer. The “Chief Compliance Officer or CCO” is the Covered Person designated by the Adviser or the Fund as such, as identified in the Compliance Manual of the Adviser and the Fund.

Compliance Officer. The term “Compliance Officer” shall mean a Covered Person deemed by the Adviser and/or the Fund to be sufficiently experienced to perform senior-level compliance functions, and shall include the Chief Compliance Officer.

Covered Person. The term “Covered Person” means (i) Access Persons of the Adviser, (ii) Supervised Persons of the Adviser and the Fund, and (iii) Access Persons of the Fund.

Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Federal Securities Laws. The term “Federal Securities Laws” means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended, the Investment Advisers Act, as amended, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Fund. The term “Fund” means each of Versus Capital Multi-Manager Real Estate Income Fund LLC, a registered investment company under the Investment Company Act.

Index Securities. The term “Index Securities” means exchange-traded funds and derivatives based on broad-based indices.

Initial Public Offering. The term “Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

Investment Company Act. The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

Limited Offering. The term “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

Non-Reportable Securities. The term “Non-Reportable Securities” means: (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the Investment Company Act; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

Pecuniary Interest. Covered Persons will be considered to have a “Pecuniary Interest” in a Security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security. The term “Pecuniary Interest” is construed very broadly. The following examples illustrate this principle: (i) ordinarily, Covered Persons will be deemed to have a “Pecuniary Interest” in all Securities owned by members of such Covered Person’s Immediate Family who share the same household with such Covered Person; (ii) if a Covered Person is a general partner of a general or limited partnership, such Covered Person will be deemed to have a “Pecuniary Interest” in all Securities held by such partnership; (iii) if a Covered Person is a shareholder of a corporation or similar business entity, such Covered Person will be deemed to have a “Pecuniary Interest” in all Securities held by the corporation if such Covered Person is a controlling shareholder or have or share investment control over the corporation’s investment portfolio; (iv) if a Covered Person has the right to acquire equity Securities through the exercise or conversion of a derivative Security, such Covered Person will be deemed to have a “Pecuniary Interest” in such Securities, whether or not such Covered Person’s right is presently exercisable; (v) if a Covered Person is a member-manager of a limited liability Fund, such Covered Person will be deemed to have a “Pecuniary Interest” in the Securities held by such limited liability Fund; and (vi) ordinarily, if a Covered Person is a trustee or beneficiary of a trust, where either he or she or members of his or her Immediate Family have a vested interest in the principal or income of the trust, such Covered Person will be deemed to have a “Pecuniary Interest” in all Securities held by that trust. For purposes of this Joint Code of Ethics, the term “Immediate Family” includes a Covered Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship. If a Covered Person has any question about whether an interest in a Security or an account constitutes a Pecuniary Interest, such Covered Person should contact the Compliance Officer.

Real Estate Security. The term “Real Estate Security” includes all Securities that the Fund may invest in that relate to real estate and real estate assets.

Reportable Security. The term “Reportable Security” includes all Securities (including Index Securities) other than Non-Reportable Securities.

Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.

Security. The term “Security” has the same meaning as it has in section 2(a)(36) of the Investment Company Act, except that it shall not include securities issued by the Government of the United States, short term securities which are “government securities” as defined in Section 2(a)(16) of the Investment Company Act, bankers’ acceptance, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instrument as are designated by the Adviser and/or the Board of Directors of the Fund. It is understood that the term “security” includes interests in other investment funds.

     Separately Managed Accounts. The term “Separately Managed Accounts” shall mean managed accounts of the Fund, if any, operated under separate sub-advisory agreement with institutional equity managers. Typically these will be for the management of publicly traded securities.

     Supervised Person. The term “Supervised Person” means (i) any officer or director of the Adviser or the Fund, or other person occupying a similar status or performing similar function; (ii) employees of the Adviser or the Fund; and (iii) any other persons who provide investment advice on behalf of the Adviser or the Fund and are subject to the Adviser or the Fund’s supervision and control.

III.	PERSONAL INVESTMENT AND TRADING POLICY
	A.	Restrictions on Covered Persons Trading in Securities
		i.	General Statement: Generally, no Covered Person may engage in a transaction in a
			Security	that is also the subject of a transaction by a Client or to the Covered Person’s
			knowledge	by an institutional equity fund or a Separately Managed Account in which the
			Adviser	has invested a Client’s assets (“Investment Funds”) if such Covered Person’s
			transaction	would disadvantage or appear to disadvantage the Client or if such Covered
			Person	would profit from or appear to profit from such transaction, whether or not at the
			expense	of the Client. To facilitate this policy, the Adviser has adopted the following
			specific	restrictions to all trading activity by Covered Persons:
			(a)	No Covered Person may engage in any purchases or sales of a Reportable
				Security	other than (i) transactions in Index Securities, (ii) transactions in Limited
				Offerings	“Limited Offerings” (which includes, but is not limited to, proposed
				transaction	in the Investment Funds), (iii) a Reportable Security that is not a Real
				Estate	Security, and (iv) the sale of pre-existing Securities. For the purposes of this
				his	Joint Code of Ethics, a “Pre-Existing Security” refers to a security position or
				holding	that was acquired by a Covered Person or employee prior to his/her
				employment	at the Adviser. Any transactions in Real Estate Securities, limited
				offerings	or Initial Public Offerings or Investment Funds will be permitted only in
				compliance	with the reporting and pre-clearance requirements of this Joint Code of
				Ethics.	Sales of pre-existing Securities will be permitted only in compliance with
				the	reporting and pre-clearance requirements of this Joint Code of Ethics.
			(b)	Any sale in a pre-existing Security which the Covered Person knows or has
				reason	to believe is being purchased or sold, or is being considered for purchase or
				sale	(a Security is “being considered for purchase or sale” the earlier of when a
				recommendation	to purchase or sell has been made and communicated), by or on
				behalf	of a Client or an Investment Fund is prohibited within 30 days since the
				Client’s	or the Investment Fund’s transaction has been completed or consideration
				of	such transaction is abandoned. To facilitate adherence with the 30 day
				prohibition,	the Chief Compliance Officer will review each pre-clearance request
				involving	the disposition of a pre-existing Security in conjunction with the Adviser
				and	the Fund’s portfolio managers to confirm that such transaction is not subject to
				the	prohibition.
			(c)	No Covered Person who invests personal funds in an Investment Fund may
				obtain	any more favorable treatment in respect of his or her investment than is made
				available	to a Client; provided that waiver of minimum investment amounts shall
				not	be considered favorable treatment if such Investment Fund has waived such
				minimum	in the past in the case of other individual investors.
			(d)	No Covered Person shall recommend any securities transaction to any Clients
				without	having disclosed his interest, if any, in such securities or the issuer of the
				securities,	including without limitation:
				(i)	his or her direct or indirect Beneficial Ownership of any securities of such issuer;
				(ii)	any contemplated transaction by such person in such securities;

(iii)	any position with such issuer or its affiliates; and
(iv)	any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.
(e) No Covered Person shall, directly or indirectly, in connection with the purchase or sale of securities held or to be acquired by an Client:
(i)	employ any device, scheme or artifice to defraud a Client;
(ii)	make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(iii)	engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client; or
(iv)	engage in any manipulative practice with respect to a Client. Notwithstanding the above investment preclearance and reporting requirements, a

Covered Person who is an Access Person of the Fund solely by virtue of being a director of the Fund, but who is not an “Interested Person” (as defined in the Investment Company Act) with respect to the Fund (each, an “Independent Director”), shall not be subject to submit (i) initial and annual holdings reports and (ii) quarterly reporting requirements unless such Access Person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a director should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or otherwise acquired is or was purchased or otherwise acquired by the Fund or was being considered for purchase or acquisition by the Fund or its investment adviser.

2.	Noting the investment restrictions detailed in Section 1 above, the following transactions
	must	be pre-cleared by the Compliance Officer pursuant to Section 4 below:
	(a)	all purchases of Real Estate Securities;
	(b)	all sales of Real Estate Securities and pre-existing Securities;
	(c)	all purchases of Initial Public Offerings (“IPOs”);
	(d)	all purchases and sales of “limited offerings” (which includes, but is not limited to, proposed transactions in the Investment Funds); and
	(e)	such other classes of transactions or specific transactions as may be specified from time to time by the Compliance Officer based upon a determination that the transactions may violate Rule 204A-1 under the Advisers Act.
	Noting	the investment restrictions detailed in Section 1 above, please note that the
	disposition	of a Reportable Security will require the dual approval of the CCO and a
	member	of the Investment Committee.
3.	Use of Broker-Dealers and Brokerage Accounts. A Covered Person may not engage, and
	may	not permit any other person or entity to engage, in any purchase or sale of publicly
	traded	Reportable Securities of which such Covered Person has, or by reason of the
	transaction	will acquire, Beneficial Ownership, except through a registered broker-dealer.

3.	Pre-clearance and Verification Procedures To Implement Trading Restrictions. The following procedures shall govern all transactions in Securities in which a Covered Person has or seeks to obtain Beneficial Ownership of such Securities (“Covered Person Accounts”) and which are subject to pre-clearance by the Compliance Officer.
(a) Covered Person Transactions Subject to Pre-clearance. As described above, certain transactions are subject to pre-clearance and subsequent review by the Compliance Officer. A transaction for a Covered Person Account may be disapproved if it is determined by the Compliance Officer that the Covered Person isunfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any “Client Transaction,” any of the above-described trading restrictions, or this Joint Code of Ethics. Client Transactions means transactions for any Client or any other account managed or advised by any Covered Person for a fee.
The determination that a Covered Person may unfairly benefit from, or that a Covered Person transaction may conflict with or appears to be in conflict with, a Client Transaction will be subjective and individualized, may include questions about the timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for that transaction or series of transactions. It is possible that a disapproval of a transaction could be costly to a Covered Person or members of a Covered Person’s family; therefore, each Covered Person should take great care to adhere to the Adviser’s trading restrictions and avoid conflicts of interest or the appearance of conflicts of interest.
Any disapproval of a Covered Person transaction shall be in writing. A Covered Person may appeal any such disapproval by written notice to the Chief Compliance Officer within two business days after receipt of notice of disapproval. Such appeal shall be resolved promptly by an independent third party.
I. Procedures for Pre-clearance of Transactions Subject to Pre-clearance
(i)	Transactions through Brokers or Banks. Transactions through brokers or
	banks	are permitted only after the Covered Person has: (x) provided written
	notice	to the Compliance Officer prior to opening or placing an initial order in
	an	account with such broker or bank, or, if an account(s) with such broker or
	bank	was established prior to the implementation of this Joint Code of Ethics,
	has	provided the Compliance Officer with written details about the account(s);
	(y)	obtained the written clearance of the Compliance Officer prior to opening
	or	placinginitialordersinsuchaccountor,inthecaseofapre-existingaccount,
	placing	any further orders in such account (for transactions involving sales of
	Reportable	Securities that are not Index Securities, dual pre-clearance must
	also	be obtained from a member of Investment and Committee); and (z)
	provided	such broker or bank with a written notice of the Covered Person’s
	affiliation	with the Adviser and requested that copies of trade confirmations
	and	statements be sent to the Compliance Officer. The form of such written
	notice	is attached as Exhibit VI hereto. A copy of such written notice and
	request	should also be provided to the Compliance Officer. See Section V,
	“Reporting,”	for more information on the reporting requirements that apply
	to	Covered Persons.

After a Covered Person has obtained clearance to execute transactions through a broker or bank, the Covered Person must submit a Covered Person Trade Pre-clearance Form (a copy of which is attached as Exhibit VII hereto) to the Compliance Officer prior to executing a transaction through such broker or bank which is subject to pre-clearance. The Compliance Officer will notify the Covered Person within two business days of any conflict and will advise whether the Covered Person’s transaction has been cleared via email.
	(ii)	Other Transactions. All other Covered Person transactions in Securities (e.g., participation in a privately-negotiated transaction) subject to pre-clearance, must be cleared in writing by the Chief Compliance Officer prior to the Covered Person entering into the transaction. If a Covered Person wishes to engage in such a transaction, he or she must submit a Covered Person Trade Pre-clearance Form to the Chief Compliance Officer. The Chief Compliance Officer willnotify theCovered Person withinfive business days of anyconflict and will advise whether the Covered Person’s transaction has been cleared via email.
If approval is given to the Covered Person in accordance with this Code to engage in a securities transaction, the Covered Person is under an affirmative obligation to disclose that position if such Covered Person plays a material role in the Fund’s subsequent investment decision regarding the same issuer. In such circumstances, an independent review of the Fund’s investment decision to purchase securities of the issuer by investment personnel with no personal interest in the issuer shall be conducted.
Thepriorapprovalofpersonalsecuritiestransactionrequirementwillnotapply to each such Covered Person who is deemed an Access Person solely by virtue of being an Independent Director of the Fund.
IV.	PERSONAL INVESTMENT AND TRADING VIOLATION POLICY
violation by a Covered Person of the Adviser and the Fund's Joint Code of Ethics may result in immediate termination of employment. If termination does not occur, the following violation policy will prevail:
First Offense - Disgorgement on profits (to be withheld from the Covered Person’s payroll and the Adviser will make a charitable contribution in the Covered Person's name).
Second Offense Disgorgement to be the greater of 5% of gross base or total profits from the violation (to be withheld from the Covered Person’s payroll and the Adviser will make a charitable contribution in the Covered Person's name).
Third Offense Disgorgement to be the greater of 10% of gross base or total profits from the violation (to be withheld from the Covered Person’s payroll and the Adviser will make a charitable contribution in the Covered Person's name).
Relief may be appealed for, at the discretion of the Compliance Officer in the following
	manner:	Thehighestlevelofaviolationoffense maybedeletedfromtheCoveredPerson’s record after five years from the date of the most recent violation (assuming no subsequent violations have occurred). If multiple levels of violation offenses exist, each subsequent level may be deleted from the Covered Person’s record two years after the previous offence was deleted (assuming no subsequent violations have occurred).
V.	REPORTING
	A.	Reports About Securities Holdings and Transactions
		Covered	Persons must submit to the Compliance Officer periodic written reports about their
		securities	holdings, transactions, and accounts (and the Securities of other persons if the
		Covered	PersonhasBeneficialOwnershipofsuchSecuritiesandtheaccountsofotherpersons
		if	the Covered Person has direct or indirect influence or control over such accounts). The
		obligation	to submit these reports and the content of these reports are governed by the Federal
		Securities	Laws. Thereportsareintendedtoidentifyconflictsofinterestthatcouldarisewhen
		a	Covered Person invests in a Security or holds accounts that permit these investments, and to
		promote	compliance with this Joint Code of Ethics. The Adviser and the Fund are sensitive to
		privacy	concerns, and will try not to disclose Covered Persons’ reports to anyone
		unnecessarily.	Report forms are attached.
		Failure	to file a timely, accurate, and complete report is a serious breach of Commission rules
		and	this Joint Code of Ethics. If a Covered Person is late in filing a report, or files a report
		that	is misleading or incomplete, such Covered Person may face sanctions including
		identification	by name to the Chief Compliance Officer, withholding of bonus, or termination
		of	employment.
		As	noted previously, any person who is a Covered Person with respect to the Fund solely by
		virtue	of being an Independent Director shall not be required to submit an initial report or
		annual	reports, and shall be required to submit a quarterly report of a transaction only if such
		person,	at the time of that transaction, knew, or, in the ordinary course of fulfilling his official
		duties	as a director, should have known, that during the 15-day period immediately preceding
		or	after the date of the transaction by such person, the security such person purchased or sold
		is	or was purchased or sold by the Fund or its investment adviser or was considered for
		purchase	or sale by the Fund or the Adviser. An Independent Director shall be required to
		submit	the list of accounts established during a quarter only with respect to accounts through
		which	a transaction required to be reported in a quarterly report occurs during such quarter
		with	respect to such Independent Director.
		1.	Initial Holdings Report: Within ten days of becoming a Covered Person, such Covered
			Person	must submit to the CCO a holdings report (a form of which is attached as Exhibit
			II	hereto) based on information that is current as of a date not more than 45 days prior to
			the	date such Covered Person becomes a Covered Person that contains:
(a)	The name/title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security for which such Covered Person had Beneficial Ownership. Covered Persons may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.
(b)	The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a Fund) that maintained any account holding any Securities for which such Covered Person has Beneficial

Ownership, and the account numbers and names of the persons for whom the accounts are held. Covered Persons may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.
	(c)	An executed statement (and a letter or other evidence) pursuant to which such Covered Person has instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Securities transactions to the Adviser or the Fund, unless the Adviser or the Fund indicate that the information is otherwise available to it. The form of this statement is attached as Exhibit VI hereto.
	(d)	The date such Covered Person submitted the report.
2.	Quarterly Transaction Report: Within 30 days after the end of each calendar quarter the ComplianceOfficer must receive duplicate account statementsorconfirmations fromeach broker, dealer, bank, or other institution held by each Covered Person. With respect to any transaction during the quarter in any Reportable Security in which such Covered Person had, or as a result of the transaction acquired, Beneficial Ownership of such Reportable Security:
	(a)	the date of the transaction, the name/title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of equity shares of (or the principal amount of debt represented by) and principal amount of each Reportable Security involved;
	(b)	the nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);
	(c)	the price at which the transaction in the Reportable Security was effected;
	(d)	the name of the broker, dealer, or bank with or through whom the transaction was effected;
	(e)	the date the report was submitted; and
	(f)	a list of each broker, dealer or bank with whom the Covered Person established an account in which any securities were held during the quarter for such person’s direct or indirect benefit and the date the account was established.
3.	Annual Holdings Report: Covered Persons must, no later than January 31 of each year, submit to the Compliance Officer a report (the form of which is attached as Exhibit III hereto) that is current as of a date no earlier than December 31 of the preceding calendar
	year	(the “Annual Report Date”) and that contains:
	(a)	The name/title and type of Reportable Security, and as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security for which such Covered Person, has Beneficial Ownership on the Annual Report Date. Covered Persons may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received byte Adviser and/or the Fund.
	(b)	The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a Fund) that maintained any account holding any Reportable Securities for which such Covered Person has Beneficial Ownership on the Annual Report Date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.
	(c)	The date that such Covered Person submitted the report.
4.	Annual Statement of Disclosure: Covered Persons must, no later than October 30 of each
	year,	submit to the Compliance Officer a Statement of Disclosure (the form of which is attached as Exhibit VIII hereto) that is current as of a date no earlier than September 30 of the preceding calendar year (the “Annual Report Date”) and attests that the Covered Person has no unreported Securities or brokerage accounts.
5.	Exception to requirement to list transactions or holdings: Covered Persons are not required to submit holdings or transactions reports for any account over which such Covered Persons had no direct or indirect influence or control or with respect to transactions effected pursuant to an Automatic Investment Plan, unless requested by the Adviser or the Fund. Covered Persons must still identify the existence of the account in his or her list of accounts. Transactions that override pre-set schedules or allocations of an Automatic Investment Plan, however, must be included in a quarterly transaction report.
6.	Please ask the Compliance Officer if a Covered Person has questions about the above- described holding and transaction reporting requirements.

B. Review of Reports and Other Documents.

The Compliance Officer will promptly review each report submitted by Covered Persons, and each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, documents concerning the Compliance Officer will be reviewed by Chief Investment Officer.

Review of submitted holding and transaction reports will include not only an assessment of whether the Covered Person followed all required procedures of this Joint Code of Ethics, such as pre-clearance, but may also compare the personal trading to any restricted lists; whether the Clients are receiving terms as favorable as the Covered Person takes in transactions relating to Securities owned by Investment Funds; periodically analyze the Covered Person’s trading for patterns that may indicate abuse, including market timing; and investigate any substantial disparities between the quality of performance the Covered Person achieves for his or her own account and performance achieved for Clients.

VI. FUND REQUIREMENTS UNDER SARBANES-OXLEY ACT OF 2002

As required by Section 406 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and forms applicable to registered investment companies thereunder, the Fund has adopted and implemented a standalone Code of Ethics for the Fund (the “SOX Code of Ethics”) that applies to the principal executive officer, principal financial officer, controller, principal accounting officer, and persons performing similar functions for the Fund. A copy of the SOX Code of Ethics is attached as Exhibit IX.

VII.	ADMINISTRATION AND PROCEDURAL MATTERS RELATING TO THE FUND
	A.	CCO Reporting. Each Covered Person shall be furnished a copy of the Joint Code of Ethics
		and	shall be notified of his or her obligation to file reports as provided by this Code. The
		Chief	Compliance Officer or such person, as shall be appointed by the Compliance Officer shall:
		1.	annually report to the Board of Directors the facts contained in any reports filed pursuant to this Joint Code of Ethics when any such report indicates that an Access Person purchased or sold a security held or to be acquired by the Fund or a Client;
		2.	supervise the implementation of this Joint Code of Ethics by the Fund and the Adviser and the enforcement of the terms by the Fund and the Adviser;
		3.	determine whether any particular securities transaction should be exempted pursuant to the provisions of this Joint Code of Ethics;
		4.	issue either personally or with the assistance of counsel, as may be appropriate, any interpretation of this Joint Code of Ethics which may appear consistent with the objectives of Rule 17j-1 and this Joint Code of Ethics;
		5.	conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Joint Code of Ethics to the Board of Directors of the
			Fund	or any Committee appointed by them (if applicable to the Fund) to deal with such information; and
		6.	maintain and cause to be maintained in an easily accessible place, the following records:
			(a)	a copy of any Joint Code of Ethics adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years;
			(b)	a record of any violationof any such Joint Code ofEthics provision and of any action taken as a result of such violation during the past five (5) years;

(c) a copy of each report made by the Chief Compliance Officer during the past five (5)
years;

(d)	a list of all persons who are, or within the past five (5) years have been, required to makereportspursuanttoRule17j-1andthisJointCodeofEthicswithanappropriate description of their title or employment;
(e)	a copy of each report made by a Covered Person as required by Article VI of the Code, including any information provided in lieu of the reports under the Joint Code of Ethics, during the past five (5) years; and
(f)	a copy of each report to the Board of Directors required by this Joint Code of Ethics during the past five (5) years.

VIII Annual Board Reporting. The Fund and the Adviser must furnish to the Fund’s Board of Directors an annual written report that:

1.	describes any issues arising under the Joint Code of Ethics since the last report to the Board of Directors including information about material violations of the Code and sanctions imposed in response to those violations; and
2.	certifies that the Fund and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VIII.	STATEMENT ON INSIDER TRADING
	A.	Background
Insider trading -- trading Securities while in possession of material, nonpublic information or improperly communicating such information to others -- may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years’ imprisonment. The Commission may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring any person engaging in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations. Regardless of whether a federal inquiry occurs, the Adviser and the Fund view seriously any violation of the Statement on Insider Trading (the “Statement”). Any such violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.
The law of insider trading is complex; a Covered Person legitimately may be uncertain about the application of the Statement in a particular circumstance. A question could forestall disciplinary action or complex legal problems. Covered Persons should direct any questions relating to the Statement to the Compliance Officer. A Covered Person must also notify the Compliance Officer immediately if he or she knows or has reason to believe that a violation of the Statement has occurred or is about to occur.
	B.	Statement of Firm Policy
1. Buying or selling Securities on the basis of material nonpublic information is prohibited. This would include purchasing or selling (i) for a Covered Person’s own account or one in which the Covered Person has direct or indirect influence or control, (ii) for a Client’s account, or (iii) for the Adviser’s inventory account. If any Covered Person is uncertain as to whether information is “material” or “nonpublic,” such person should consult the Compliance Officer.

2.	Disclosing material, nonpublic information to inappropriate personnel, whether or not for consideration (i.e., tipping) is prohibited. Material, nonpublic information must be disseminated on a “need to know basis” only to appropriate personnel. This would include any confidential discussions between the issuer and an investment manager of an Investment Fund and such discussion is relayed to personnel of the Adviser. The Compliance Officer should be consulted should a question arise as to who is privy to material, nonpublic information.
3.	Assisting anyone transacting business on the basis of material, nonpublic information through a third party is prohibited.
4.	The following summarizes principles important to this Statement:
(a) What is “Material” Information?
Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the

priceofaFund’sSecurities.Nosimple“bright line” testexiststodeterminewhether information is material; assessments of materiality involve highly fact-specific inquiries. Covered Persons should direct any questions regarding the materiality of information to the Compliance Officer.
Material information often relates to a Fund’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a Security.
Information about a significant order to purchase or sell Securities, in some contexts, may be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material.
	(b)	What is “Nonpublic” Information?
Information is “nonpublic” until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, or available to the Dow Jones “tape” or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed so that the information has been disseminated widely.
5.		Identifying Insider Information
Before executing any trade for oneself or others, a Covered Person must determine whether he or she has access to material, nonpublic information. If a Covered Person believes he or she might have access to material, nonpublic information, he or she should
	take	the following steps:
	(a)	Immediately alert the Compliance Officer, so that the applicable Security is placed on the restricted list.
	(b)	Do not purchase or sell the Securities on his or her behalf or for others.
	(c)	Do not communicate the information inside or outside of the Adviser, other than to the Compliance Officer.
The Compliance Officer will review the issue, determine whether the information is material and nonpublic, and, if so, what action the Adviser should take.
6.		Contacts with Public Companies; Tender Offers
Contacts with public companies may represent part of Investment Fund’s research efforts and investment managers may make investment decisions on the basis of its conclusions
formed		through such contacts and analysis of publicly available information. Difficult
legal		issues may arise, however, when a Covered Person, in the course of this contact with
investment		managers, becomes aware of material, nonpublic information. For example, a
Fund’s		chief financial officer could prematurely disclose quarterly results, or an investor
relations		representative could make a selective disclosure of adverse news to certain
investors.		In such situations, the Adviser or the Fund must make a judgment about their
further		conduct. To protect oneself, Clients, the Adviser and the Fund, a Covered Person should immediately contact the Compliance Officer if he or she believes he or she may have received material, nonpublic information.
Tender offers represent a particular concern in the law of insider trading for two reasons. First,tenderoffer activity often produces extraordinary movement in the priceofthetarget Fund’s Securities. Second, the Commission has adopted a rule expressly forbidding trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the Fund making the tender offer, the target Fund, or anyone acting on behalf of either. Covered Persons must exercise particular caution any time they become aware of nonpublic information relating to a tender offer.
C.	Procedures to Implement Statement
	1.	Responsibilities of Covered Persons. All Covered Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or inadvertently occur. In this regard, all Covered Persons are responsible for:
		(a)	reading, understanding and consenting to comply with the insider trading policies contained in this Statement. (Covered Persons will be required to sign an acknowledgment that they have read and understood their responsibilities under the Joint Code of Ethics);
		(b)	ensuring that no trading occurs for their account, for any account over which they have direct or indirect influence or control, or in Securities for which they have material, nonpublic information;
		(c)	not disclosing insider information obtained from any source whatsoever to inappropriate persons. Disclosure to family, friends or acquaintances will be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution;
		(d)	consulting the Compliance Officer when questions arise regarding insider trading or when potential violations of the Statement are suspected;
		(e)	advising the Compliance Officer of all outside activities, directorships, or major ownership (over 5%) in a public Fund. No Covered Person may engage in any outside activities as employee, proprietor, partner, consultant, trustee officer or director without prior written consent of the Compliance Officer; and
		(f)	being aware of, and monitoring, any investors in a Client who are shareholders, directors, and/or senior officers of public companies. Any unusual activity including a purchase or sale of restricted stock must be brought to the attention of the Compliance Officer.
	2.	Security. In order to prevent accidental dissemination of material nonpublic information, personnel must adhere to the following guidelines.
		(a)	Inform management when unauthorized personnel enter the premises.
		(b)	Lock doors at all times in areas that have confidential and secure files.
		(c)	Refrain from discussing sensitive information in public areas.
		(d)	Refrain from leaving confidential information on message devices.

(e) Maintain control of sensitive documents including handouts and copies intended for internal dissemination only.
(f) Ensure that faxes and e-mail messages containing sensitive information are properly sent.
(g) Do not allow passwords to be given to unauthorized personnel.
IX.	POLICY ON GIFTS
A Covered Person may not accept any gift with an assumed value in excess of $100 during any year from any person or entity that does business, or desires to do business, with the Adviser or the Fund directly or on behalf of a Client, unless approved by the Compliance Officer. A Covered Person may not give a gift that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or Clients. Please do not give or receive gifts that would be embarrassing to a Covered Person, the Adviser or the Fund if made public.
X.	POLICY ON ENTERTAINMENT
A Covered Person may not accept extravagant or excessive entertainment during any year from any person or entity that does business, or desires to do business, with the Adviser or the Fund directly or on behalf of a Client, unless approved by the Compliance Officer. A Covered person may accept a business entertainment event, such asdinner or asportingevent, ofreasonable value, if the person or entity providing the entertainment is present. A Covered Person may not provide entertainment that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or Clients. A Covered person may provide a business entertainment event, such as dinner or a sporting event, of reasonable value, if the Covered Person providing the entertainment is present. Please do not provide entertainment that would be embarrassing to a Covered Person, the Fund or the Adviser if made public.

XI.	COMPLIANCE
	A.	Certificate of Receipt
A Covered Person is required to acknowledge receipt of a copy of this Joint Code of Ethics and that he or she have read and understood this Joint Code of Ethics. A form for this purpose is attached to this Joint Code of Ethics as Exhibit I.
	B.	Annual Certificate of Compliance
A Covered Person is required to certify upon becoming a Covered Person or the effective date of this Joint Code of Ethics, whichever occurs later, and annually thereafter, that he or she has read and understands this Joint Code of Ethics and recognizes that he or she is subject to this Joint Code of Ethics. Each annual certificate will also state that the Covered Person has complied with all of the requirements of this Joint Code of Ethics during the prior year, and that the Covered Person disclosed, reported, or caused to be reported all holdings and transactions as required hereunder during the prior year. A form for this purpose is attached to this Joint Code of Ethics as Exhibit VIII.
	C.	Remedial Actions
If a Covered Person violates this Joint Code of Ethics (including filing a late, inaccurate or incompleteholdingsortransactionreport),heorshemaybesubjecttoremedialactions,which may include, but are not limited to, any one or more of the following: (1) a warning; (2) disgorgement of profits; (3) demotion (which may be substantial); (4) withholding of bonus; (5) suspension of employment (with or without pay); (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution.
XII.	RETENTION OF RECORDS
	The	Compliance Officer will maintain, for a period of five years unless specified in further detail
	below,	the records listed below. The records will be maintained at the Adviser’s principal place
	of	business in an easily accessible, but secured, place.
	1.	A record of the names of persons who are currently, or within the past five years were, Access Persons or Covered Persons of the Adviser or the Fund, subject to this Joint Code of Ethics during that period.
	2.	The Annual Certificate of Compliance signed by all persons subject to this Joint Code of Ethics acknowledging receipt of copies of such Joint Code of Ethics and acknowledging they are subject to it and will comply with its terms. All Annual Certificates of each Covered Person must be kept for five years after the individual ceases to be a Covered Person.
	3.	A copy of each Joint Code of Ethics that has been in effect at any time during the five-year period.
	4.	A copy of each report made by a Covered Person pursuant to this Joint Code of Ethics, including any broker trade confirmations or account statements that were submitted in lieu of such persons’ quarterly transaction reports.
	5.	A record of all known violations of the Joint Code of Ethics and of any actions taken as a result thereof, regardless of when such violations were committed.

	6.	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Covered Persons, for at least five years after the end of the fiscal year in which the approval is granted.
	7.	A record of all reports made by the Compliance Officer related to this Joint Code of Ethics.
XIII.	NOTICES.
	For	purposes of this Joint Code of Ethics, all notices, reports, requests for clearance, questions,
	contacts,	or other communications to the Compliance Officer shall be considered delivered if
	given	to the Compliance Officer.
XIV.	REVIEW.
	This	Joint Code of Ethics shall be reviewed by the Compliance Officer on an annual basis to
	ensure	that it is meeting its objectives, is functioning fairly and effectively, and is not unduly
	burdensome	to the Adviser, the Fund or their Covered Persons. Covered Persons are encouraged
	to	contact the Compliance Officer with any comments, questions or suggestions regarding
	implementation	or improvement of the Joint Code of Ethics.
XV.	ALTERNATE DESIGNEE.
	In	the event that the Chief Compliance Officer and Compliance Officer are unavailable,
	unreachable	or involved in a violation, please request approvals or report violations to Chief
	Investment	Officer.

Exhibit I - ACKNOWLEDGMENT AND CERTIFICATION

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE FUND LLC

JOINT PERSONAL INVESTMENT AND TRADING POLICY

STATEMENT ON INSIDER TRADING AND CODE OF ETHICS

I hereby certify to Versus Capital Advisors LLC (the “Adviser”) and Versus Capital Multi-Manager Real Estate Fund LLC (the “Fund”) that:

1.	I have received and reviewed the Adviser and the Fund's Joint Personal Investment and TradingPolicy,StatementonInsiderTradingandCodeofEthics (the“Joint Code of Ethics”);
2.	To the extent I had questions regarding any policy or procedure contained in the Joint Code of Ethics, I received satisfactory answers to those questions from appropriate personnel of the Adviser or the Fund;
3.	I fully understand the policies and procedures contained in the Joint Code of Ethics;
4.	I understand and acknowledge that I am subject to the Joint Code of Ethics;
5.	I will comply with the policies and procedures contained in the Joint Code of Ethics at all times during my association with the Adviser or the Fund, and agree that this Joint Code of Ethics will continue to apply to me subsequent to the termination of my association with the Adviser or the Fund in connection with: (1) transactions in Securities (as defined in the Joint CodeofEthics)withrespecttowhichIpossessmaterial,nonpublicinformationthatIobtained while I was associated with the Adviser or the Fund and (2) transactions in Securities initiated, but not completed, prior to the termination of my association with the Adviser or the Fund; and
6.	I understand and acknowledge that if I violate any provision of the Joint Code of Ethics, I will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (a) a warning; (b) disgorgement of profits; (c) demotion (which may be substantial); (d) withholding of bonus; (e) suspension of employment (with or without pay); (f) termination of employment; or (g) referral to civil or governmental authorities for possible civil or criminal prosecution.[1]

Print Name:

_______________________________

Signature

Date:____________________________

1 The antifraud provisions of the United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic Securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the Commission to conduct investigations

Exhibit II - INITIAL REPORT OF COVERED PERSON’S PERSONAL SECURITIES HOLDINGS

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

INITIAL REPORT OF

COVERED PERSON’S PERSONAL SECURITIES HOLDINGS

In accordance with the Joint Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Joint Code of Ethics”), please provide the name of any broker, dealer or bank with whom you maintain an account over which you have influence or control and in which any Reportable Securities are held for which you have Beneficial Ownership and a list of such Securities. This includes not only Securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer. As described below, please also provide a list of all non-Client accounts for which you make investment decisions.

(1)	Name of employee:
(2)	If different than (1), name of the person in whose name the account is held:
(3)	Relationship of (2) to (1):

(4)	Broker(s) at which Account is Maintained

(5)	Account Number(s):

(6) Telephone number(s) of Broker: _____________________ _____________________ _____________________ _____________________

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 45 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

Principal

Amount of
Title and Type of	Symbol or	Number of		Broker/Dealer or Bank
Shares
Security	CUSIP	Shares Held		Where Securities are Held

1.

2.

3.

4.

5.

(Attached separate sheet if necessary)

OR

No holdings in Reportable Securities

OR

Attached to this Initial Holdings Report are most-recent statements for each Personal Account that holds Securities.

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Joint Code of Ethics as of _____________ ____ 20_____ (and is based on information that is current as of a date not more than 45 days prior to the date I became a Covered Person).

I also certify that I have caused duplicate confirms and duplicate statements to be sent to the CCO of the Adviser and the Fund for every brokerage account listed above that trades in Securities.

Signature

Print Name

Date:_______________

Compliance Review Signature:

Chief Compliance Officer

Date

Exhibit III - ANNUAL REPORT

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

ANNUAL REPORT OF

COVERED PERSON’S PERSONAL SECURITIES HOLDINGS

In accordance with the Joint Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Joint Code of Ethics”), please provide the name of any broker, dealer or bank with whom you maintain an account over which you have influence or control and in which any Reportable Securities are held for which you have Beneficial Ownership and a list of such Securities. This includes not only Securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer. As described below, please also provide a list of all non-Client accounts for which you make investment decisions.

(1)	Name of employee:
(2)	If different than (1), name of the person in whose name the account is held:
(3)	Relationship of (2) to (1):
(4)	Broker(s) at which Account is Maintained
(5)	Account Number(s):

(6) Telephone number(s) of Broker: _____________________ _____________________ _____________________ _____________________

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 45 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

(Attached separate sheet if necessary)

Principal
Amount of
Title and Type of	Symbol or	Number of	Broker/Dealer or Bank
Shares
Security	CUSIP	Shares Held	Where Securities are Held

1.

2.

3.

4.

(Attached separate sheet if necessary)

OR

No holdings in Reportable Securities

OR

Attached to this Annual Holdi ngs Report are most-recent statements for each Personal Account that holds Securities.

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Joint Code of Ethics as of October 30, 20__ (and is current as of a date no earlier than September 30 of the same year).

I also certify that I have caused duplicate confirms and duplicate statements to be sent to the Chief Compliance Officer of the Adviser and the Fund for every brokerage account listed above that trades in Securities.

Signature

Print Name

Date:_______________

Compliance Review Signature:

Chief Compliance Officer

Date

Exhibit IV - ACKNOWLEDGMENT AND CERTIFICATION

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

PERSONAL INVESTMENT AND TRADING POLICY

STATEMENT ON INSIDER TRADING AND CODE OF ETHICS

I hereby certify to Versus Capital Advisors LLC (the “Adviser”) and Versus Capital Multi-Manager Real Estate Income Fund LLC (the “Fund”) that I have received and reviewed the Joint Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Joint Code of Ethics”).

Signature

Print Name

Date:______________________

Exhibit V - QUARTERLY BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION

REPORT

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

QUARTERLY BROKERAGE ACCOUNT

AND NON-BROKER TRANSACTION REPORT

You, as a Covered Person, must cause each broker-dealer that maintains an account over which you have influence or control and holds Securities for which you have Beneficial Ownership, to provide to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Chief Compliance Officer, within 30 days of the end of each calendar quarter, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Non-Reportable Securities).

I, the Covered Person, have requested that the Adviser (which may be on behalf of the Fund) receive duplicate statements and confirms on my behalf from the following brokers:

Date Account
Name	Broker	Account Number	Date	Opened

(Attached separate sheet if necessary)

OR

The following are Securities transactions that have not been reported and/or executed through a broker-dealer (i.e., direct purchase of a Limited Offering) during the previous calendar quarter.

			Tracker			Broker/
Nature of	Title and	Price of		Number of	Principal
			Symbol or			Dealer or
Date of Transaction	Type of	Security at		Shares	Amounts
			CUSIP			Bank
Transaction (i.e. purchase, Security		which		Held	of Shares	Where

sale, etc.)	Transaction	Number	Securities
	was	(As	Are Held
	Effected	Applicable)

OR

___No transactions in Reportable Securities (as defined in the Adviser and the Fund’s Joint Code of Ethics)

--Continued on Next Page--

The undersigned Covered Person certifies that all information contained in this report is true and correct as of the quarter-ending (check appropriate):

___ December 31, 20__

___ March 31, 20__

___ June 30, 20__

___ September 30, 20__

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Chief Compliance Officer of Versus Capital Advisors LLC and Versus Capital Multi-Manager Real Estate Income Fund LLC for every brokerage account that trades in Securities (as defined in the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics).

Signature	Chief Compliance Officer
Print Name	Print Name
Date:_______________________	Date:_______________________

Important Considerations

1.	Transactions required to be reported. You should report every transaction in which you
	acquired	ordisposed ofany Security in which you had a PecuniaryInterest during thecalendar
	quarter.	The term “beneficial ownership” is the subject of a long history of opinions and
	releases	issued by the Securities and Exchange Commission and generally means that you
	would	receive the benefits of owning a Security. The term includes, but is not limited to the
	following	cases and any other examples in the Code:
	(a)	Where the Security is held for your benefit by others (brokers, custodians, banks and pledgees);
	(b)	Where the Security is held for the benefit of members of your Immediate Family sharing the same household;
	(c)	Where Securities are held by a corporation, partnership, limited liability Fund, investment club or other entity in which you have an equity interest if you are a controlling equity holder or you have or share investment control over the Securities held by the entity;
	(d)	Where Securities are held in a trust for which you are a trustee and under which either you oranymemberofyourImmediateFamilyhaveavestedinterestintheprincipalorincome; and
	(e)	Where Securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.
2.	Notwithstanding the foregoing, the following transactions are not required to be reported:
	(a)	Transactions in Securities which are direct obligations of the United States;
	(b)	Transactions effected in any account over which you have no direct or indirect influence or control; or
	(c)	Shares of registered open-end investment companies.
3.	Security Name. State the name of the issuer and the class of the Security (e.g., common stock,
	preferred	stock or designated issue of debt securities) including the interest rate, principal
	amount	and maturity date, if applicable. In the case of the acquisition or disposition of a
	futures	contract, put, call option or other right (hereinafter referred to as “options”), state the
	title	of the Security subject to the option and the expiration date of the option.
4.	FutureTransactions. PleaserememberthatduplicatesofallConfirmations,PurchaseandSale
	Reports,	and quarter-end Statements must be sent to Versus Capital Advisors LLC by your
	broker.	Please double check to be sure this occurs if you report a future transaction.
5.	Transaction Date. In the case of a market transaction, state the trade date (not the settlement
	date)	.

6.	Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of Security, purchase or sale of option, or exercise of option).
7.	Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt Securities or other units of other Securities. For options, state the amount of Securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of Securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.
8.	Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.
9.	Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.
10.	Signature. Sign the form in the space provided.
11.	Filing of Report. This report should be filed NO LATER THAN 30 CALENDAR DAYS following the end of each calendar quarter.

Exhibit VI - LETTER OF DIRECTION

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

LETTER OF DIRECTION

Name of broker, bank, dealer or other institution

Address of broker, bank, dealer or other institution

Re: Notification of Account Approval

Dear Ladies and Gentleman:

We are providing this letter to you at the request of _____________________________, (the “Employee”), who is employed by or otherwise associated with Versus Capital Advisors LLC and Versus Capital Multi-Manager Real Estate Income Fund LLC and who holds the account(s) listed below with your firm. Please accept this letter as confirmation that we are aware of and have authorized the Employee to maintain such account(s).

Account Name

Account Number

By his or her signature below, Employee hereby requests that you forward duplicate monthly account statements and trade confirmations relating to the account(s) listed above to the following address:

Versus Capital Advisors LLC

Attention: Chief Compliance Officer

4500 Cherry Creek Drive South, Suite 550B

Glendale, Colorado 80246

Employee Signature

Please direct any questions or comments you may have to my attention. I can be reached at____________. Thank you for your cooperation.

Sincerely yours,

Chief Compliance Office

Exhibit VII - TRADE PRE-CLEARANCE FORM

Versus Capital Advisors, LLC

Versus Capital Multi-Manager Real Estate Income Fund LLC

PRE-CLEARANCE OF TRADE

Date:

Chief Compliance Officer:

Name of the applicant:

Number and value of securities in the

Company held as on date (with folio

/ DP ID / Client ID No.)

Nature of securities held

Equity Shares

Other Securities

The Proposal is for	I. Acquisition in the open market II. subscription to the securities III. sale of securities

Proposed date of dealing in securities

Nature of proposed dealing

Purchase / Sale of securities

Estimated number of securities proposed to

be acquired / subscribed / sold

Price at which the transaction is proposed

Current market price (as on the date of
application)

Whether the proposed transaction will be
through stock exchange or off market deal

Name of the Depository

DP ID Number

Client ID number

In relation to the above Dealing, I undertake that:

I.	I have no access to nor do I have any information that could be construed as "Price Sensitive Information" as defined in the Code up to the time of signing this undertaking;
II.	In the event that I have access to or received any information that could be construed as "Price Sensitive Information" as defined in the Code, after the signing of this undertaking but before executing the transaction for which approval is sought, I shall inform the Compliance Officer of the same and shall completely refrain from dealing in the securities of the Company until such information becomes public;
III.	I have not contravened the provisions of the code of conduct for prevention of insider trading as notified by the Company from time to time;
IV.	I have made full and true disclosure in the matter.

V.	I hereby declare that I shall execute my order in respect of securities of the Company within one week after the approval of pre-clearance is given. If the order is not executed within one week after the approval is given, I undertake to obtain pre-clearance for the transaction again.
VI.	I confirm that I shall not engage into the reverse transaction ie. Buying/ selling of shares, within 6 months of buying/ selling resp.

Place:

Date: _________________________

______________________________

Signature

Versus Capital Advisors, LLC

Versus Capital Multi-Manager Real Estate Income Fund LLC

PRE CLEARANCE ORDER

This is to inform you that your request for dealing in _______ shares of _____________________ the Company as mentioned in your above mentioned application is approved. Please note that the said transaction must be completed on or before __________________, which is within one week from today.

For Versus Capital Advisors, LLC or Versus Capital Multi-Manager Real Estate Income Fund LLC

Chief Compliance Officer:

Date:

------------------------------------------------------------------------------------------------------------------------

CONFIRMATION

To,

The Compliance Officer

Versus Capital Advisors, LLC

Versus

I confirm that the share dealing for which approval was granted on _____________ was completed on ___________________ to purchasing/selling ______________________ (numbers) equity shares of the Company.

Employee Name : Designation : Pay Roll No. :

Exhibit VIII - ANNUAL CERTIFICATION OF COMPLIANCE

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with all of the requirements of the Joint Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Joint Code of Ethics”), for period December 31, 20__. Pursuant to the Joint Code of Ethics, if I am a Covered Person, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Joint Code of Ethics, regardless of whether I am a Covered Person except as follows (if no exceptions apply, please initial here ________; if exceptions apply, please describe below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Joint Code of Ethics has occurred.

_______________________ Signature

_______________________ Print Name

Date:___________________

Exhibit IX - CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL

OFFICERS

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

SENIOR FINANCIAL OFFICERS

I.	Covered Officers/Purpose of the Code
This Code of Ethics (the “Code”) shall apply to the Principal Executive Officer, Principal Financial Officer, Controller, Principal Accounting Officer and persons performing similar functions (the “Covered Officers,” each of whom is named in Appendix A attached hereto) of Versus Capital Multi-Manager Real Estate Income Fund LLC (the “Fund”) or Versus Capital Advisors, LLC (the "Adviser"), for the purpose of promoting:

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Companies file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Companies; compliance with applicable laws and governmental rules and regulations; the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Fund or the Adviser. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with a Fund. Covered Officers must avoid conduct that conflicts, or appears to conflict, with their duties to the Companies. All Covered Officers should conduct themselves such that a reasonable observer would have no grounds for belief that a conflict of interest exists. Covered Officers are not permitted to self-deal or otherwise to use their positions with the Companies to further their own or any other related person’s business opportunities.

This Code does not, and is not intended to, repeat or replace the programs and procedures or codes of ethics of the Companies’ investment adviser or distributor.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between a Fund and its service providers, including the investment adviser, of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Companies, the investment adviser, or other service providers), be involved in establishing policies and implementing decisions that will have different effects on the service providers and the Companies. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Companies and their service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Companies. Thus, if performed in conformity with the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Investment Advisers Act of 1940, as amended, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Companies’ Boards of Directors (the “Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Companies.

* *

* *

Each Covered Officer must not: use his or her personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Companies whereby the Covered Officer would benefit personally to the detriment of a Fund; cause the Companies to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Companies; or retaliate against any other Covered Officer or any employee of the Companies or their affiliated persons for reports of potential violations by a Fund of applicable rules and regulations that are made in good faith.

Each Covered Officer must discuss certain material conflict of interest situations with the Companies’ audit committee. Examples of such situations include: service as a director, trustee, general partner, or officer of any unaffiliated business organization. This rule does not apply to charitable, civic, religious, public, political, or social organizations, the activities of which do not conflict with the interests of the Companies;

the receipt of any non-nominal gifts; the receipt of any entertainment from any Fund with which the Companies have current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as raise any question of impropriety; any ownership interest in, or any consulting or employment relationship with, any of the Companies’ service providers, other than its investment adviser, principal underwriter, administrator, transfer agent, custodian or any affiliated person thereof; and a direct or indirect financial interest in commissions, transaction charges or spreads paid by the a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III. Disclosure and Compliance

Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Companies.

Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Fund, including to the Fund’s Board, Audit Committee and independent auditors, and to governmental regulators and self-regulators and self-regulatory organizations.

Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Companies and their service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Companies file with, or submit to, the SEC and in other public communications made by the Companies.

It is the responsibility of each Covered Officer to promote and encourage professional integrity in all aspects of the Companies’ operations.

IV.	Reporting and Accountability Each Covered Officer must:

upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), sign and return a report in the form of Appendix B to the Companies’ compliance officer affirming that he or she has received, read, and understands the Code; annually sign and return a report in the form of Appendix C to the Companies’ compliance officer as an affirmation that he or she has complied with the requirements of the Code; and

notify the Companies’ Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Companies’ Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation including any approvals or waivers sought by the Covered Persons.

The Audit Committee will follow these procedures in investigating and enforcing this Code:

The Audit Committee will take all appropriate actions to investigate any potential violations reported to the Committee.

If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action.

Any matter that the Audit Committee believes is a violation of this Code will be reported to the full Board.

If the Board concurs that a violation has occurred, it will notify the appropriate personnel of the applicable service provider and may dismiss the Covered Officer as an officer of the Companies.

The Audit Committee will be responsible for granting waivers of provisions of this Code, as appropriate.

Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V. Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Companies for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Companies, the Companies’ investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Companies’, investment adviser’s and principal underwriter’s codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

1. Amendments

Any amendments to this Code, other than amendments to Appendix A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Directors.

VII. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Companies’ Board or Audit Committee.

VIII. Internal Use

The Code is intended solely for the internal use by the Companies and does not constitute an admission, by or on behalf of a Fund, as to any fact, circumstance, or legal conclusion.

Date: _______________________

Appendix A

PERSONS COVERED BY THIS CODE OF ETHICS:

Versus Capital Multi-Manager Real Estate Income Fund LLC

Versus Capital Advisors LLC

Appendix B

INITIAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of Versus Capital Multi-Manager Real Estate Income Fund LLC dated _________________ 2011, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

Please sign your name here:

Please print your name here:

Please date here:

Appendix C

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of Versus Capital Multi-Manager Real Estate Income Fund LLC dated _______________________ 2015, (the “Code”) and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of the Code during the period of _____________ through ______________.

Please sign your name here:

Please print your name here:

Please date here: